Exhibit 10.11

REPRESENTATION AND WARRANTY
INDEMNIFICATION AGREEMENT

This REPRESENTATION AND WARRANTY INDEMNIFICATION AGREEMENT (including all exhibits and schedules hereto, this “Agreement”) is made and entered into as of October 5, 2010 (the “Effective Date”) by and among Eola Property Trust (the “Company”) and Eola Property Trust, L.P. (the “Operating Partnership”), on the one hand, and James R. Heistand, Rodolfo Prio Touzet, Troy M. Cox, David O’Reilly, Henry F. Pratt III and Scott Francis (collectively, the “Indemnitors”), on the other hand.

RECITALS

A.            For purposes of this Agreement, all capitalized terms shall have the meanings given to such terms in Exhibit A, or as otherwise defined in this Agreement.

B.            The Operating Partnership desires to consolidate the ownership of a portfolio of properties through a series of transactions (collectively, the “Formation Transactions”) whereby the Operating Partnership will acquire, directly or indirectly, some or all of the interests in certain limited partnerships and limited liability companies.

C.            The Formation Transactions include the proposed initial public offering (the “Public Offering”) of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), which is (either directly or indirectly) the sole general partner of the Operating Partnership.

D.            Concurrently with the execution and delivery of this Agreement, (i) Eola Capital LLC (“Eola Capital”), a Florida limited liability company and an affiliate of the Indemnitors, is entering into an Agreement and Plan of Merger (the “Eola Capital Merger Agreement”), dated as of the date hereof, by and among the Operating Partnership, the Company, Eola MergerSub LLC (“MergerSub”) and Eola Capital, relating to a transaction pursuant to which MergerSub will merge with and into Eola Capital with Eola Capital surviving the merger (the “Eola Capital Merger”) and the membership interests in Eola Capital will be converted automatically into the right to receive common units of limited partnership interest (“OP Units”) in the Operating Partnership, subject to the terms and conditions of the Eola Capital Merger Agreement, and (ii) Eola Office Partners LLC (“Eola Office”), a Florida limited liability company and an affiliate of certain of the Indemnitors, is entering into an Agreement and Plan of Merger (the “Eola Office Merger Agreement” and, collectively with the Eola Capital Merger Agreement, the “Merger Agreements”), dated as of the date hereof, by and among the Company and Eola Office, relating to a transaction pursuant to which Eola Office will merge with and into the Company with the Company surviving the merger (the “Eola Office Merger” and, collectively with the Eola Capital Merger, the “Mergers”) and the membership interests in Eola Office will be converted automatically into the right to receive Common Shares, subject to the terms and conditions of the Eola Office Merger Agreement.

E.             In order to induce the Operating Partnership and the Company to enter into the Formation Transactions and consummate the Mergers and the Public Offering, the Indemnitors have agreed to provide certain representations, warranties and indemnities with respect to Eola Capital and Eola Office as set forth in this Agreement.

F.             The Indemnitors have agreed to execute and deliver a Pledge Agreement (substantially in the form of Exhibit B attached hereto) pursuant to which the Indemnitors’ indemnification obligations under this Agreement shall be secured by pledges by the Indemnitors of an aggregate amount equal to fifteen percent (15%) of the total number of OP Units and Common Shares received by the Indemnitors as a result of the transactions contemplated by the Merger Agreements.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

REPRESENTATIONS AND WARRANTIES

Except as otherwise set forth in the Registration Statement, the Indemnitors jointly and severally represent and warrant to the Operating Partnership and the Company as of the Closing Date as follows (subject, in each case, to qualification by the disclosures in the disclosure schedule delivered in connection with this Agreement (the “Disclosure Schedule”)):

Section 1.1             Contracts.  With respect to all management, leasing and similar agreements (collectively, the “Contracts”), to each Indemnitor’s Knowledge: (a) Eola Capital is not in default under any such Contract, and (b) no event has occurred which with the passage of time or the giving of notice (or both) would constitute a default under any such Contract, except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Eola Capital.  True, correct and complete copies of all of the Contracts have been made available to the Operating Partnership and, to each Indemnitor’s Knowledge, are in full force and effect.  Except as set forth on Schedule 1.1 to the Disclosure Schedule, as of the Effective Date, no Indemnitor nor, to each Indemnitor’s Knowledge, any Entity has given or received written notice of any material event of default (which remains uncured) under any of the Contracts.

Section 1.2             Licenses and Permits.  To each Indemnitor’s Knowledge, all licenses, permits or other governmental approvals (including certificates of occupancy) required by Eola Capital or Eola Office in connection with the conduct of the business of Eola Capital or Eola Office have been obtained and are in full force and effect and in good standing, except for those licenses, permits and other governmental approvals, the failure of which to obtain or maintain in good standing would not reasonably be expected to have a Material Adverse Effect on Eola Capital or Eola Office.  Neither Eola Capital nor Eola Office has received any written notice from any Governmental Entity revoking, canceling, denying renewal of, or threatening any such action with respect to, any material licenses, permits or other governmental approvals (other than typical delays that occur in the ordinary course of business in connection with obtaining renewals or replacement licenses, permits or other governmental approvals that do not have a Material Adverse Effect on Eola Capital).

Section 1.3             Compliance with Laws.  To each Indemnitor’s Knowledge, each of Eola Capital and Eola Office has conducted its business in material compliance with applicable laws, except for such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Eola Capital or Eola Office, as applicable.  To each Indemnitor’s Knowledge, it has not received any written notice that it is not in compliance in all material respects with all applicable laws, ordinances, rules, regulations, codes, orders and statutes whether federal, state or local, in each case, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Eola Capital or Eola Office.

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Section 1.4             Litigation.  There are no Proceedings pending or, to any Indemnitor’s Knowledge, threatened in the last twelve (12) months, against or with respect to Eola Capital or Eola Office that would reasonably be expected to have a Material Adverse Effect on the business of Eola Capital or Eola Office. Neither Eola Capital nor Eola Office is bound by any outstanding order, writ, injunction or decree of any Governmental Entity which in any such case would reasonably be expected to have a Material Adverse Effect on Eola Capital’s or Eola Office’s ability to enter into and perform any of its obligations under this Agreement or the Merger Agreements or would reasonably be expected to have a Material Adverse Effect on Eola Capital or Eola Office.

Section 1.5             No Insolvency Proceedings.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or to any Indemnitor’s Knowledge, threatened against Eola Capital or Eola Office, nor are any such proceedings contemplated by Eola Capital or Eola Office.

Section 1.6             Tax.  Each of Eola Capital and Eola Office has timely filed all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having the authority to do so) and all such Tax Returns are accurate and complete in all material respects.  Each of Eola Capital and Eola Office has paid all Taxes required to be paid by it.  No income or material non-income Tax Returns filed by Eola Capital or Eola Office or any of their respective subsidiaries are the subject of a pending or ongoing audit.  Except as would not reasonably be expected to have a Material Adverse Effect on Eola Capital or Eola Office, no deficiencies for any Taxes have been proposed, asserted or assessed against Eola Capital or Eola Office and no requests for waivers of the time to assess any such Taxes are pending.  Since its formation, for U.S. federal income tax purposes, Eola Capital has been treated either as a S Corporation or as a partnership (and not as a “C corporation”), and Eola Office has been treated as an S corporation (and not as a “C corporation”).

Section 1.7             Exclusive Representations.  Except as expressly set forth in this Article 1 and in the Merger Agreements, the Indemnitors make no representation or warranty of any kind, express or implied, in connection with the business of Eola Capital or Eola Office and each of the Operating Partnership and the Company acknowledges that it has not relied upon any other such representation or warranty.

Section 1.8             Schedules.  At any time prior to the Closing, the Indemnitors shall be entitled to deliver to the Company and the Operating Partnership updates to, or substitutions of, the Disclosure Schedules.  If the Mergers are consummated, the updated or substitute Disclosure Schedules shall replace, in whole or in part as the case may be, the Disclosure Schedules previously delivered hereunder for all purposes.

ARTICLE 2.
INDEMNIFICATION AND PLEDGE

Section 2.1             Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Indemnitors set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one (1) year following the Closing (subject to Section 2.3 below).  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 2.2             Indemnification by the Indemnitors.  Upon the terms and subject to the conditions of this Article 2, from and after the Closing Date, the Indemnitors shall jointly and severally indemnify, defend and hold harmless the Operating Partnership and the Company and their respective

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affiliates, and their respective directors, officers, managers, members, partners, employees, agents, advisors and other representatives (collectively, the “OP Indemnified Parties”), from and against any and all Damages arising out of, relating to or resulting from any breach or inaccuracy of any representation or warranty made by the Indemnitors, pursuant to Article 1 of this Agreement (the “OP Claims”).

Section 2.3             Limitations on Indemnification.

(a)           The Indemnitors shall only be required to indemnify the OP Indemnified Parties under Section 2.2 with respect to OP Claims for which the OP Indemnified Parties have provided written notice to the Indemnitors, setting forth therein in reasonable detail the basis for such OP Claims, on or prior to the one (1)-year anniversary of the Closing; provided, however, that, in the event that the OP Indemnified Parties notify the Indemnitors with respect to any OP Claim on or prior to the one (1)-year anniversary of the Closing, then any such OP Claim shall survive until resolved in accordance with the terms and conditions of this Agreement (the “Indemnification Period”).

(b)           The provisions for indemnification contained in Section 2.2 shall be effective only if the aggregate amount of all Damages for all OP Claims exceeds one percent (1%) of the Aggregate Value (it being understood and agreed that such one percent (1%) of the Aggregate Value shall then be recoverable, together with all other Damages for OP Claims under Section 2.2 in excess thereof, by the OP Indemnified Parties subject to the other limitations in this Agreement).

(c)           In no event shall the aggregate amount of Damages for which the Indemnitors are liable pursuant to Section 2.2 exceed fifteen percent (15%) of the Aggregate Value.  In addition, in no event shall the amount of Damages for which any individual Indemnitor is liable pursuant to Section 2.2 exceed fifteen percent (15%) of the Aggregate Value received by such individual Indemnitor through any distribution (directly or indirectly) to such Indemnitor of any OP Units and/or Common Shares received as Merger Consideration under the Merger Agreements by any entity in which an Indemnitor has an ownership interest. Notwithstanding anything contained herein to the contrary, the OP Indemnified Parties shall look first to available insurance proceeds, and then to the OP Units and/or Common Shares pledged by the Indemnitors pursuant to the terms of the Pledge Agreement for indemnification under this Article 2. Following the Closing and the issuance of the OP Units and/or Common Shares to the applicable Indemnitors, no OP Indemnified Party shall have recourse to any other assets of the Indemnitors other than the OP Units and/or Common Shares pledged pursuant to the Pledge Agreement.  The parties hereto acknowledge and agree that the Collateral (as defined in the Pledge Agreement) pledged by each Indemnitor pursuant to the terms of the Pledge Agreement shall be released to satisfy the obligations under this Agreement on a pro rata basis from each Indemnitor based on each such Indemnitor’s then-applicable Pro Rata Share.  For purposes of the foregoing, each Indemnitor’s “Pro Rata Share” is determined, at the time of each release of the Collateral, by dividing (i) the then-current value of such Indemnitor’s Collateral that has not already been released to obligations under this Agreement, by (ii) the then-current aggregate value of all Collateral that has not already been released to satisfy obligations under this Agreement.

Section 2.4             Pledge by the Indemnitors.  At or prior to the Closing, the Indemnitors shall execute and deliver a Pledge Agreement (substantially in the form of Exhibit B attached hereto) pursuant to which the Indemnitors’ indemnification obligations contained in this Article 2 shall be secured by a pledge, at the Closing, by each Indemnitor of an amount equal to fifteen percent (15%) of the total number of OP Units and Common Shares received by each such Indemnitor under the terms of the Merger Agreements (including through any distribution of OP Units and/or Common Shares to any Indemnitor of any OP Units and/or Common Shares received as Merger Consideration under the Merger Agreements by an entity in which an Indemnitor has an ownership interest).

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Section 2.5             Procedures for Indemnification with Respect to Third Party Claims. The obligations and liabilities of the Indemnitors pursuant to Section 2.2 of this Agreement shall be subject to the following procedures:

(a)           Any party seeking indemnification pursuant to Section 2.2 (an “Indemnified Party”) shall give to all Indemnitors (the “Indemnifying Party”) prompt written notice (a “Claim Notice”) of the assertion of any claim, or the commencement of any Proceeding for which the Indemnified Party believes the Indemnifying Party may be liable under Section 2.2.  The failure by any Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from liability under Section 2.2, except to the extent that the Indemnifying Party shall have been prejudiced in any material respect as the result of such failure. A Claim Notice shall describe the nature of the Proceeding and shall indicate the amount of Damages (estimated to the extent that the Damages in respect of any Proceeding are reasonably capable of being estimated); provided, however, that the failure to estimate Damages (or the inaccuracy thereof) shall not effect the validity of a Claim Notice or the amount of Damages to which the Indemnified Party may be entitled.

(b)           The Indemnifying Party shall have the right to elect to control the defense of any Proceeding and the right to settle or compromise any such Proceeding; provided that the prior written consent of the Indemnified Party shall be required in connection with any settlement or compromise unless such settlement, compromise, discharge or consent to judgment (i) includes the delivery of a written release from all liability in respect of such Proceeding, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party, and (iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of its affiliates. The Indemnifying Party shall exercise such right by delivering written notice of its intent to undertake the defense of such Proceeding to the Indemnified Party within twenty (20) days after the receipt of a Claim Notice.  If the Indemnifying Party elects to control the defense of the Proceeding, then all expenses and legal fees of such defense shall be borne by the Indemnifying Party.  If the Indemnifying Party elects to control the defense of the claim or Proceeding, then the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.  If the Indemnifying Party does not assume such defense within twenty (20) days after its receipt of a Claim Notice or the Indemnifying Party notifies the Indemnified Party that it shall not assume such defense, the Indemnified Party may control the defense of such Proceeding and may settle the Proceeding on behalf of and for the account and risk of the Indemnifying Party, who shall be bound by the result and all costs associated therewith shall be paid by the Indemnifying Party.

(c)           The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use commercially reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with the Indemnifying Party or the Indemnified Party, as the case may be, with respect to the defense of any such matter.

ARTICLE 3.
MISCELLANEOUS

Section 3.1             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or .pdf signatures of

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authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

Section 3.2             Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

Section 3.3             Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 3.4             Entire Agreement.  This Agreement, the Merger Agreements, the exhibits and schedules hereto constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.  In the event of a conflict between this Agreement and the Merger Agreements, the terms of the Merger Agreements shall prevail.

Section 3.5             Assignment.  This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that each of the Operating Partnership and the Company, may assign its rights and obligations hereunder to any affiliate without the consent of any party hereto.

Section 3.6             Titles.  The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 3.7             Third Party Beneficiary.  Except as may be expressly provided or incorporated by reference herein, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

Section 3.8             Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable to effect such replacement.  To the extent permitted by applicable law, the parties waive any provision of applicable law which renders any provision of this Agreement unenforceable in any respect.

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Section 3.9             Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

Section 3.10           Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Indemnitors:

c/o Eola Capital LLC
390 N. Orange Avenue, Suite 2400
Orlando, Florida 32801
Phone: (407) 650-0593
Facsimile:  (407) 650-0597
Email: JHeistand@eolacapital.com and RTouzet@eolacapital.com
Attn:  James R. Heistand and Rodolfo Prio Touzet

To the Operating Partnership or the Company:

c/o Eola Capital LLC
390 N. Orange Avenue, Suite 2400
Orlando, Florida 32801
Phone: (407) 650-0593
Facsimile:  (407) 650-0597

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Email: DOReilly@eolacapital.com
Attn:  David O’Reilly

with a copy to:

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, DC 20004
Phone: (202) 637-5868
Facsimile: (202) 637-5910
Email: david.bonser@hoganlovells.com
Attn: David W. Bonser

Section 3.11           Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement.

Section 3.12           Enforcement Costs.  Should either party institute any Proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such Proceeding.  A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such Proceeding (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

Section 3.13           Term of Agreement.  This Agreement shall automatically terminate upon the termination of either of the Merger Agreements and shall thereafter be of no further force and effect, and thereafter neither the Operating Partnership and the Company nor the Indemnitors shall have any further obligations hereunder.

Section 3.14           Indemnitor Representatives.  For purposes of this Agreement and the Pledge Agreement, each of the Indemnitors hereby designates each of James Heistand and Rodolfo Prio Touzet (the “Representatives”) as the sole and exclusive representatives of such Indemnitor from and after the Effective Date with respect to the matters arising under this Agreement, with full powers of substitution to act in the name, place and stead of such Indemnitor with respect to the performance on behalf of such Indemnitor under the terms and provisions of this Agreement, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Representatives shall deem necessary or appropriate in connection with any of the transactions contemplated by this Agreement.  The appointment of the Representatives as the Indemnitor’s representative under this Agreement shall be deemed coupled with an interest and shall be irrevocable, and any other Person may conclusively and absolutely rely, without inquiry, upon any actions of the Representatives as the acts of the Indemnitors in all matters referred to in this Agreement.  The Representatives shall act for the Indemnitors on all of the matters set forth in this Agreement in the manner that he believes to be in the best interest of the Indemnitors, but the Representatives shall not be responsible to any Indemnitor for any Damage any Indemnitor may suffer by reason of the performance by the Representatives of their duties as the representative of any Indemnitor under this Agreement, other than Damages arising from willful misconduct in the performance of the Representatives’ duties as the

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representatives of the Indemnitors under this Agreement.  Each Indemnitor hereby agrees that such Indemnitor will be bound by any action taken by the Representatives as representative of the Indemnitors in accordance with this Agreement or the Pledge Agreement and that such Indemnitor will, if requested by the Representatives, confirm in writing to be so bound and to ratify the action so taken. The Representatives shall promptly deliver to each Indemnitor any notice received by him concerning this Agreement. Any Representative may resign as a representative hereunder at any time upon written notice to the Indemnitors, the Company and the Operating Partnership, at which time he shall immediately cease to be a representative hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OPERATING PARTNERSHIP

EOLA PROPERTY TRUST, L.P.,
a Delaware limited partnership

	By:	EOLA PROPERTY TRUST,
a Maryland real estate investment trust

Its: General Partner

	By:	/s/ James R. Heistand
	Name:	James R. Heistand
	Title:	Executive Chairman

COMPANY

EOLA PROPERTY TRUST, a Maryland real estate investment trust

By:	/s/ James R. Heistand
	Name:	James R. Heistand
	Title:	Executive Chairman

INDEMNITORS

/s/ James R. Heistand
James R. Heistand

/s/ Rodolfo Prio Touzet
Rodolfo Prio Touzet

/s/ Troy M. Cox
Troy M. Cox

/s/ David O’Reilly
David O’Reilly

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/s/ Henry F. Pratt III
Henry F. Pratt III

/s/ Scott Francis
Scott Francis

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EXHIBIT A
TO
REPRESENTATION AND WARRANTY INDEMNIFICATION AGREEMENT

DEFINITIONS

For purposes of the Agreement, the following terms have the meanings set forth below:

(a)           “Aggregate Value” means the aggregate value of all OP Units and/or Common Shares received by the Indemnitors through any distribution (directly or indirectly) to the Indemnitors of any OP Units and/or Common Shares received as merger consideration under each of the Merger Agreements, with all OP Units and Common Shares being valued based upon the initial public offering price of the Common Shares.

(b)           “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by applicable law to close.

(c)           “Closing” shall have the meaning given such term in the Eola Capital Merger Agreement.

(d)           “Closing Date” shall have the meaning given such term in the Eola Capital Merger Agreement.

(e)           “Damages” means all claims, liabilities, Taxes, demands, obligations, losses, penalties, fines, assessments, levies and judgments (at equity or at law), damages (including compensatory damages and amounts paid in settlement), costs and expenses, including reasonable attorneys’, accountants’, investigators’, and experts fees and expenses (reasonably sustained or incurred in connection with the defense or investigation of any Proceedings, including Proceedings to establish insurance coverage and insolvency proceedings), whenever arising or incurred, but expressly excluding exemplary, consequential and punitive damages (except to the extent awarded in any Proceeding initiated by a third party).

(f)            “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(g)           “Knowledge” means, with respect to each Indemnitor, all facts actually known by such Indemnitor.

(h)           “Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any obligations under capital leases having substantially the same economic effect as any of the foregoing.

(i)            “Material Adverse Effect” means, with respect to any Person, (i) any material adverse effect, individually or in the aggregate, on the assets, business, financial condition or results of operations of such Person, or (ii) any material adverse effect that could adversely affect or delay the ability of such Person to perform its respective obligations hereunder or in connection with the transactions contemplated hereby.

(j)            “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

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(k)           “Proceeding” shall mean any governmental, judicial, administrative or adversarial proceeding (public or private), any action, claim, lawsuit, legal proceeding, whistleblower complaint, charge, accusation, petition, litigation, arbitration or mediation, any hearing, investigation (internal or otherwise), probe or inquiry by any Governmental Entity or any other dispute, including any adversarial proceeding.

(l)            “Registration Statement” shall mean the registration statement on Form S-11 filed by the Company in connection with the Public Offering, including all amendments and supplements thereto and any exhibits and schedules thereto, and each prospectus used by the Company in connection with the offering of Common Shares in the Public Offering.

(m)          “REIT Shares” shall have the meaning set forth in the OP Agreement.

(n)           “Tax” or “Taxes” means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(o)           Each of the following terms is defined in the section set forth below opposite such term:

Term	Section

Agreement	Preamble
Claim Notice	2.5(a)
Common Shares	Recital C
Company	Preamble
Contracts	1.1
Disclosure Schedule	Article 1
Effective Date	Preamble
Eola Capital	Recital D
Eola Capital Merger	Recital D
Eola Capital Merger Agreement	Recital D
Eola Office	Recital D
Eola Office Merger	Recital D
Eola Office Merger Agreement	Recital D
Formation Transactions	Recital B
Indemnification Period	2.3(a)
Indemnified Party	2.5(a)
Indemnifying Party	2.5(a)
Indemnitors	Preamble
Mergers	Recital D
Merger Agreements	Recital D
MergerSub	Recital D
Operating Partnership	Preamble
OP Claims	2.2
OP Indemnified Party	2.2

2

OP Units	Recital D
Public Offering	Recital C
Representatives	3.14

3

EXHIBIT B
TO
REPRESENTATION AND WARRANTY INDEMNIFICATION AGREEMENT

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of                             , 20    , is entered into by and among Eola Property Trust (the “Company”) and Eola Property Trust, L.P. (the “Operating Partnership”), on the one hand, and James Heistand and Rodolfo Prio Touzet, on behalf of themselves and as the representatives of the “Indemnitors” under the Indemnification Agreement (collectively, the “Pledgors”), on the other hand.

A.            All capitalized terms used, by not defined, herein shall have the meanings ascribed such terms in the Indemnification Agreement (as defined below).

B.            (i) Eola Capital LLC (“Eola Capital”), Eola MergerSub LLC (“MergerSub”), the Company and the Operating Partnership have entered into an Agreement and Plan of Merger (the “Eola Capital Merger Agreement”), dated as of October 5, 2010, relating to the merger of MergerSub with and into Eola Capital in exchange for the right of holders of interests in Eola Capital to receive common units of limited partnership of the Operating Partnership (“OP Units”), subject to the terms and conditions of the Merger Agreement, (ii) Eola Office Partners LLC (“Eola Office”), the Company and the Operating Partnership have entered into an Agreement and Plan of Merger (the “Eola Office Merger Agreement” and, collectively with the Eola Capital Merger Agreement, the “Merger Agreements”), dated as of October 5, 2010, relating to the merger of Eola Office with and into the Company with the Company surviving in exchange for the right of the holders of interests in Eola Office Partners LLC to receive Common Shares, subject to the terms and conditions of the Eola Office Merger Agreement, and (iii) the Pledgors, the Operating Partnership and the Company have entered into a Representation and Warranty Indemnification Agreement, dated as of October 5, 2010, relating to, among other things, certain representations and warranties of the Pledgors with respect to Eola Capital, Eola Office and the businesses of Eola Capital and Eola Office (the “Indemnification Agreement”).

C.            As collateral security for the performance of the Pledgors’ indemnification obligations under Article 2 of the Indemnification Agreement, the Pledgors have agreed to pledge a portion of the OP Units and/or Common Shares received by each Pledgor through any distribution (directly or indirectly) to such Pledgor of any OP Units and/or Common Shares received as merger consideration pursuant to the terms of the Merger Agreements (as to each Pledgor, such OP Units and Common Shares, respectively, are referred to as the “Pledgor OP Units” and the “Pledgor Common Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Grant of Security Interest.  As collateral security for the payment of all obligations under the Indemnification Agreement, each of the Pledgors hereby pledges, assigns and grants to the Operating Partnership and the Company, for their own benefit and for the benefit of each OP Indemnified Party, a first priority lien on, and security interest in, (i) fifteen percent (15%)of the total number of Pledgor OP Units and Pledgor Common Shares received by such Pledgor as a result of the transactions contemplated by the Merger Agreements, (ii) any additional OP Units and/or Common Shares that may be acquired by such Pledgor in respect of such Pledgor OP Units and/or Pledgor Common Shares, (iii) all rights of such

Pledgor in and to all distributions in kind declared in respect of any or all of the foregoing, and (iv) subject to Section 4, all proceeds and profits of any or all of the foregoing (collectively, the “Collateral”).

2.             Perfection of Security Interest.

(a)           For the purpose of perfecting the pledge of the security interest granted by each of the Pledgors to the Operating Partnership and the Company pursuant to Section 1, each Pledgor authorizes and directs (i) the Operating Partnership, acting in its capacity as the issuer of the OP Units, to register the pledge of the Pledgor OP Units on the books and records of the Operating Partnership or to register the Operating Partnership as the registered owner (for UCC perfection purposes only) of the Pledgor OP Units on the appropriate books and records of the Operating Partnership, and (ii) the Company, acting in its capacity as the issuer of the Common Shares, to register the pledge of the Pledgor Common Shares on the books and records of the Company or to register the Company as the registered owner (for UCC perfection purposes only) of the Pledgor Common Shares on the appropriate books and records of the Company.

(b)           In addition, at the request of the Operating Partnership and/or the Company, each Pledgor will promptly join with the Operating Partnership and/or the Company in executing financing statements, continuation statements, assignments, certificates and other documents with respect to the Collateral pursuant to the Uniform Commercial Code and otherwise as may be reasonably requested by the Operating Partnership or the Company to enable the Operating Partnership and the Company to perfect or from time to time to renew the security interests granted hereby.

(c)           Each Pledgor grants the Operating Partnership and the Company the right, at the Operating Partnership and the Company’s option, to file any or all such financing statements, continuation statements and other documents pursuant to the Uniform Commercial Code and otherwise, without such Pledgor’s signatures, and irrevocably appoints each of the Company and the Operating Partnership as such Pledgor’s attorneys-in-fact to execute any such statements and documents in the Operating Partnership’s and/or the Company’s name and to perform all other acts which the Operating Partnership and/or the Company deem appropriate to perfect and continue the security interests conferred by this Agreement.

3.             Pledgors Remain Liable.  Notwithstanding anything herein to the contrary: (i) each Pledgor shall remain obligated, to the extent set forth in the agreements (including, without limitation, the partnership agreement of the Operating Partnership (the “OP Agreement”) and the Declaration of Trust of the Company) under which it has received, or has rights or obligations in respect of its ownership of, the Pledgor OP Units and/or the Pledgor Common Shares (“Related Agreements”), to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Operating Partnership and/or the Company of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under the Related Agreements, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of the Collateral pursuant hereto; and (c) the Operating Partnership and the Company shall not by reason of this Agreement have any obligations or liabilities under the Related Agreements, nor shall the Operating Partnership or the Company be obligated to perform any of the obligations or duties of any Pledgor under the Related Agreements or to take any action to collect or enforce any claim for payment assigned hereunder.

4.             Voting Rights and Distributions.

(a)           Subject to the provisions of the Indemnification Agreement, until the Collateral is applied to satisfy any obligation of the Pledgors under the Indemnification Agreement (a “Secured

Obligation”), each Pledgor shall be entitled to exercise all voting rights with respect to the Collateral and, for that purpose, the Operating Partnership and the Company shall (if such Collateral is registered in the name of the Operating Partnership or the Company) execute or cause to be executed from time to time, at the expense of the applicable Pledgor, such proxies or other instruments in favor of the applicable Pledgor or its nominee in such form and for such purposes as shall be reasonably required and specified in writing by the applicable Pledgor, to enable the applicable Pledgor to exercise such voting power with respect to such Collateral.

(b)           Until the Operating Partnership and the Company reasonably determine that the outstanding OP Claims asserted by the OP Indemnified Parties in one or more Claim Notice may equal or exceed the value of the Collateral then-available to satisfy such OP Claims, each Pledgor shall be entitled to receive and retain for its own account any and all regular cash distributions (but not distributions in the form of any additional OP Units and/or Common Shares or other securities, distributions in kind or liquidating distributions, all of which shall be delivered and applied in accordance with Section 5 hereof) and interest at any time and from time to time paid upon any of the Collateral.

5.             Extraordinary Payments and Distributions.  In case, upon the dissolution or liquidation (in whole or in part) of the Operating Partnership and/or the Company, any sum shall be paid as a liquidating distribution or otherwise upon or with respect to any of the Collateral, such sum shall be paid over to the Operating Partnership and/or the Company promptly, and in any event within 10 days after receipt thereof, to be held by the Operating Partnership and/or the Company as additional Collateral hereunder.  In case any distribution of any additional OP Units and/or Common Shares shall be made with respect to the Collateral, or any additional OP Units and/or Common Shares or fractions thereof shall be issued pursuant to any split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any partnership interests, shares, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Operating Partnership and/or the Company, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Operating Partnership and/or the Company, or pursuant to the merger or consolidation of the Operating Partnership and/or the Company with or into another entity, a security interest in such partnership interests, shares, obligations or other property so distributed shall be perfected in accordance with Section 2 of this Agreement or paid to the Operating Partnership or the Company as provided in this Section 5, in each case, promptly, and in any event within 10 days after receipt thereof, to be held by the Operating Partnership and/or the Company as additional Collateral hereunder, and all of the same (other than cash) shall constitute Collateral for all purposes hereof.

6.             Pledgor Obligations Not Affected.  The obligations of each Pledgor hereunder shall remain in full force and effect and shall not be impaired by:

(a)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Pledgor;

(b)           any amendments to or modifications of any instrument (other than this Agreement) securing any of the Secured Obligations;

(c)           the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations; or

(d)           the lack of enforceability of any of the Secured Obligations against such Pledgor or any other Person, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

7.             Voting Rights and Certain Payments After Occurrence of Secured Obligation and Certain Other Events.

(a)           At such time that the Operating Partnership and the Company are entitled under this Agreement to apply any Collateral to satisfy a Secured Obligation hereunder, all rights of any Pledgor to exercise or refrain from exercising all voting power with respect to such Collateral and to otherwise exercise all ownership rights arising from such Collateral shall cease, and thereupon the Operating Partnership and the Company shall be entitled to exercise all voting power with respect to such Collateral and otherwise exercise such ownership rights as though the Operating Partnership and/or the Company were the outright owner of such Collateral.  In the event that the Operating Partnership and/or the Company reasonably determines that the outstanding claims asserted by the OP Indemnified Parties in one or more Claim Notices may equal or exceed the value of the Collateral then-available to satisfy such claims, each Pledgor shall no longer be the owner of such Collateral for tax purposes and all rights of each such Pledgor to receive and retain the distributions and interest which it would otherwise be authorized to receive and retain pursuant to Section 4 hereof shall cease, and thereupon the Operating Partnership and the Company shall be entitled to receive and retain, as additional Collateral hereunder, any and all distributions and interest at any time and from time to time paid upon any of such Collateral, provided that, concurrent with making such determination, the Operating Partnership and the Company gives notice thereof to each such Pledgor.

(b)           All payments, distributions or other property or assets that are received by any Pledgor contrary to the provisions of paragraph (a) of this Section 7 shall be received and held in trust for the benefit of the Operating Partnership and the Company, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Operating Partnership and the Company.

(c)           For purposes of this Agreement, any consent, approval, waiver, notification or other action required or permitted to be taken by the Pledgors under this Agreement may be taken by a representative of the Pledgors, as may be designated by the Pledgors in writing to the Operating Partnership and the Company, as an authorized representative of the Pledgors for purposes of this Agreement.

8.             Application of Cash Collateral.  Any cash received and retained by the Operating Partnership and/or the Company as additional Collateral pursuant to Section 5 may at any time and from time to time be applied (in whole or in part) by the Operating Partnership and/or the Company, at their option, to the satisfaction of (or as reimbursement of amounts previously paid with respect to) the Secured Obligations which such Collateral secures (in such order as the Operating Partnership and/or the Company shall, in their sole discretion determine), if and to the extent any such payment is required hereunder.

9.             Application of Proceeds.  Except as otherwise expressly provided herein, any cash received and retained pursuant to Section 5 shall be applied by the Operating Partnership and/or the Company:  first to the satisfaction in full of (or as reimbursement of amounts previously paid with respect to) the Secured Obligations in accordance with the terms of this Agreement and the Indemnification Agreement, if and to the extent any such payment is required hereunder; and then, to the payment to each Pledgor, or its successors or assigns or as a court of competent jurisdiction may direct, of any surplus then remaining.

10.           Remedies with Respect to Collateral.

(a)           If any Pledgor fails to pay or perform any Secured Obligation when due, the Operating Partnership and/or the Company, without obligation to resort to any other security (other than insurance proceeds, if any, as contemplated in Section 2.3(c) of the Indemnification Agreement), shall have the right at any time and from time to time to receive all or any part of the Collateral with a value equal to the amount of such Secured Obligation, and all right, title and interest, claim and demand therein and right of redemption thereof and to sell the Collateral in any manner permitted by the Uniform Commercial Code as in effect in the State of Delaware (the “UCC”).

(b)           Notwithstanding anything to the contrary in this Agreement, the sole recourse of the Operating Partnership and the Company against any Pledgor for the Secured Obligations and the obligations of each such Pledgor under this Agreement is limited to the rights of such Pledgor in any such Collateral that is applied to satisfy a Secured Obligation.  The parties hereto acknowledge and agree that the Pledgor OP Units and/or the Pledgor Common Shares pledged by each Pledgor pursuant to the terms of this Agreement shall be released to satisfy the obligations under this Agreement on a pro rata basis from each Pledgor based on such Pledgor’s Pro Rata Share (as defined in the Indemnification Agreement).

(c)           No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any transfer of Collateral to the Operating Partnership and/or the Company pursuant to this Agreement.

(d)           Each of the Pledgors, the Company and the Operating Partnership agree to treat, to the extent permitted by applicable law, any application of the Collateral in discharge of any Secured Obligations as a non-taxable adjustment to the portion of the consideration received by any such Pledgor as a result of the transactions contemplated by the Merger Agreements in the form of OP Units and/or Common Shares for U.S. federal income tax purposes.

(e)           The rights of the Operating Partnership and the Company under this Agreement shall not be conditioned or contingent upon the pursuit by the Operating Partnership or the Company of any right or remedy against the Operating Partnership or the Company or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any other security therefor, guarantee thereof or right of offset with respect thereto.  Neither the Operating Partnership nor the Company shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(f)            The Pledgors recognize that the Operating Partnership and the Company may be unable to effect a public sale of the Collateral by reason of certain provisions contained in the Securities Act of 1933, as amended, and applicable state securities laws and, under the circumstances then existing, may reasonably resort to a private sale to a registered group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account for investment and not with a view to the distribution or resale of the Collateral.  The Pledgors agree that a private sale so made may be at a price and on other terms less favorable to the seller than if the Collateral were sold at public sale and that the Operating Partnership and the Company shall have no obligation to delay sale of the Collateral for the period of time necessary to permit the Pledgors, even if the Pledgors would agree, to register or qualify the Collateral for public sale under the Securities Act of 1933, as amended, and applicable state securities laws.  The Pledgors agree that a private sale made under the foregoing circumstances and otherwise in a commercially reasonable manner shall be deemed to have been made in a commercially reasonable manner under the UCC.

11.           Care of Collateral.  The Operating Partnership and the Company shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession.  With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called “events”), the Operating Partnership’s and the Company’s duties shall be fully satisfied if (i) the Operating Partnership or the Company, as applicable, exercises reasonable care to ascertain the occurrence and to give reasonable notice to each Pledgor of any events applicable to any Collateral which are registered and held in the name of the Operating Partnership or the Company, or its nominee, (ii) the Operating Partnership or the Company gives each Pledgor reasonable notice of the occurrence of any events, of which the Operating Partnership or the Company, as applicable, has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Operating Partnership or the Company, as applicable, or its nominee (each such Pledgor agreeing to give the Operating Partnership and the Company reasonable notice of the occurrence of any events applicable to any securities in the possession of the Operating Partnership or the Company of which any such Pledgor has received knowledge), and (iii) (a) the Operating Partnership and the Company endeavor to take such action with respect to any of the events as any Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken, or (b) if the Operating Partnership and the Company reasonably determine that the action requested might adversely affect the value of the Collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Operating Partnership or the Company, the Operating Partnership or the Company gives reasonable notice to the applicable Pledgor that any such requested action will not be taken and if the Operating Partnership or the Company makes such determination or if the applicable Pledgor fails to make such timely request, the Operating Partnership or the Company takes such other action as it deems advisable in the circumstances.  Except as hereinabove specifically set forth, the Operating Partnership and the Company shall have no further obligation to ascertain the occurrence of, or to notify any Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Operating Partnership or the Company of any internal procedures with respect to any Collateral in its possession.  Except for any claims, causes of action or demands arising out of the Operating Partnership or the Company’s failure to perform its agreements set forth in this section, each Pledgor releases the Operating Partnership and the Company from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral and/or any actions taken or omitted to be taken by the Operating Partnership or the Company with respect thereto, and each Pledgor hereby agrees to hold the Operating Partnership and the Company harmless from and with respect to any and all such claims, causes of action and demands.

12.           Power of Attorney.  Each Pledgor hereby appoints the Operating Partnership and the Company to act during the Indemnification Period as such Pledgor’s attorneys-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Operating Partnership and/or the Company reasonably may deem necessary or advisable to accomplish the purposes hereof.  Without limiting the generality of the foregoing, during the Indemnification Period, the Operating Partnership and/or the Company shall have the right and power (a) upon application of any Collateral to satisfy a Secured Obligation, to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any interest or other distribution payable in respect of such Collateral or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral; provided, that the Operating Partnership and/or the Company shall provide written notice to each applicable Pledgor reasonably prior to taking any such action under the foregoing clauses (a) and (b).

13.           Representations and Warranties of Pledgors.  Each Pledgor represents and warrants that (i) it or he has all requisite power and authority or capacity, as applicable, to enter into this Agreement and to carry out the transactions contemplated by this Agreement, (ii) this Agreement has been duly executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, and (iii) except for the security interest granted to the Operating

Partnership and the Company hereunder, such Pledgor is the owner of all legal and beneficial interests in the Pledgor OP Units and/or Pledgor Common Shares set forth on Schedule A hereto, owning such interests free and clear of any Liens.

14.           Covenants of Pledgors.  Each Pledgor hereby covenants that, until the release of the Collateral from the pledge granted hereunder pursuant to the terms of the Indemnification Agreement, he or it shall (i) defend the Operating Partnership’s and/or the Company’s, as the case may be, right, title and security interest in and to the Collateral against the claims of any Person, (ii) at any time, and from time to time, upon the written request of the Operating Partnership and/or the Company, execute and deliver such further documents and do such further acts and things as the Operating Partnership and/or the Company may reasonably request to effect the purposes of this Agreement, (iii) not grant or convey any Lien on all or any portion of the Collateral or any interest therein other than the Lien contemplated by this Agreement, (iv) not sell, assign, pledge or transfer the Collateral without the prior written consent of the Operating Partnership and the Company which the Operating Partnership and the Company may grant or withhold in their sole and absolute discretion, (v) cooperate fully with the Operating Partnership and the Company in their efforts to preserve the Collateral and to take such actions to preserve the Collateral as the Operating Partnership and the Company may in good faith direct, and (vi) deliver immediately any certificates that may be issued following the date of this Agreement representing Pledgor OP Units, Pledgor Common Shares or other Collateral, and to execute and deliver one or more transfer powers, in form and content reasonably satisfactory to the Operating Partnership or the Company (as directed) to which the Pledgors assign, in blank, such Pledgor OP Units, Pledgor Common Shares and other Collateral.

15.           Termination.  This Agreement, and the pledge granted hereunder, shall terminate at the end of the Indemnification Period in accordance with the terms of the Indemnification Agreement (the “Termination Date”).  Upon termination of the Indemnification Period, each Pledgor shall be entitled to, and the Operating Partnership and the Company promptly shall effect, the return to the applicable Pledgor of all of the Collateral (and all other cash held as additional Collateral hereunder) of such Pledgor that has not been used or applied toward the satisfaction of the Secured Obligations in accordance with the terms hereof (it being understood, for the sake of clarity, that all Collateral not so used or applied shall become subject to the foregoing return obligation on and as of the day following the Termination Date).  The Operating Partnership and the Company shall take all reasonable actions to effect and evidence the return of Collateral under this Section 15, including, without limitation, the filing of UCC termination statements with respect to, the removal of the recorded pledge on the books of the Operating Partnership or the Company, as the case may be, and the return to the applicable Pledgor of certificates, if any, representing the Pledgor OP Units or the Pledgor Common Shares of such Pledgor comprising such Collateral.  The assignment by the Operating Partnership and/or the Company to each applicable Pledgor of such Collateral shall be without representation or warranty of any nature whatsoever and wholly without recourse.  Notwithstanding the foregoing, each Pledgor’s release of the Operating Partnership and/or the Company and agreement to hold the Operating Partnership and/or the Company harmless set forth in the last sentence of Section 11 shall survive any return of Collateral or termination of this Agreement.

16.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

17.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

18.           No Waiver.            No failure on the part of the Operating Partnership or the Company to exercise, and no delay on the part of the Operating Partnership or the Company in exercising, any of its options, powers, rights or remedies hereunder, or partial or single exercise thereof, shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other option, power, right or remedy.

19.           Assignment.  This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of law) by any Pledgor without the prior written consent of the Operating Partnership and the Company, and any attempted assignment without such consent shall be void and of no effect.  Notwithstanding anything to the contrary herein, the Operating Partnership and the Company may assign their rights and obligations hereunder to any affiliate without the prior written consent of the other parties hereto.

20.           Titles.  The titles and captions of the Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

21.           Third Party Beneficiary.  Except as may be expressly provided or incorporated by reference herein, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

22.           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable to effect such replacement.  To the extent permitted by applicable law, the parties waive any provision of applicable law which renders any provision of this Agreement unenforceable in any respect.

23.           Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

24.           Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Pledgors:

c/o Eola Capital LLC
390 N. Orange Avenue, Suite 2400
Orlando, Florida 32801
Phone: (407) 650-0593
Facsimile:  (407) 650-0597
Email: JHeistand@eolacapital.com and RTouzet@eolacapital.com
Attn:  James R. Heistand and Rodolfo Prio Touzet

To the Operating Partnership or the Company:

c/o Eola Capital, LLC
390 N. Orange Avenue, Suite 2400
Orlando, Florida 32801
Phone: (407) 650-0593
Facsimile:  (407) 650-0597
Email: DOReilly@eolacapital.com
Attn:  David O’Reilly

with a copy to:

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, DC 20004
Phone: (202) 637-5868
Facsimile: (202) 637-5910
Email: david.bonser@hoganlovells.com
Attn: David W. Bonser

26.           Enforcement Costs.  Should the Operating Partnership and/or the Company, on the one hand, or one or more Pledgors, on the other hand, institute any Proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such Proceeding.  A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such Proceeding (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

27.           Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time.  Consistent with the foregoing, the waiver by the Operating Partnership and the Company of any provision of this Agreement with respect to a particular Pledgor shall not constitute a waiver with respect to any other Pledgor or otherwise effect the rights and obligations hereunder with respect to any other Pledgor.  Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OPERATING PARTNERSHIP

EOLA PROPERTY TRUST, L.P.,
a Delaware limited partnership

By: EOLA PROPERTY TRUST,
a Maryland real estate investment trust

Its: General Partner

By:
Name:
Title:

COMPANY

EOLA PROPERTY TRUST, a Maryland real estate investment trust

By:
Name:
Title:

PLEDGORS

James Heistand, on behalf of himself and as the
representative of the “Indemnitors” under the
Indemnification Agreement

Rodolfo Prio Touzet, on behalf of himself and as the
representative of the “Indemnitors” under the
Indemnification Agreement

SCHEDULE A

TO

PLEDGE AGREEMENT

PLEDGOR OP UNITS AND PLEDGOR COMMON SHARES

PLEDGOR	PLEDGOR OP UNITS AND/OR PLEDGOR COMMON SHARES